As filed with the Securities and Exchange Commission on January 12, 2018
Registration No. 333-139895

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
________________________
BAY BANKS OF VIRGINIA, INC.
 (Exact name of registrant as specified in its charter)

Virginia	54-1838100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

________________________
1801 Bayberry Court
Richmond, Virginia 23226
(804) 404-9668
(Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
________________________

Randal R. Greene
President and Chief Executive Officer
Bay Banks of Virginia, Inc.
1801 Bayberry Court
Richmond, Virginia 23226
(804) 404-9668
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
________________________

Copies to:
Scott H. Richter
Lee G. Lester
Williams Mullen
200 South 10th Street, Suite 1600
Richmond, Virginia 23219
(804) 420-6000
________________________

Approximate Date of Commencement of Proposed Sale to the Public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
Emerging growth company ☐

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-3 (the "Registration Statement"):


Registration Statement No. 333-139895, pertaining to the registration and sale of 250,000 shares of common stock of Bay Banks of Virginia, Inc. (the "Company") in connection with the Company's Dividend Reinvestment Plan (the "Plan").

The Company terminated the Plan on or about January 12, 2018, and no further shares will be issued under the Plan. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration all remaining shares of the Company's common stock that remain unissued under the Plan. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 12th day of January, 2018.

BAY BANKS OF VIRGINIA, INC.

By:
James A. Wilson, Jr. Executive Vice President and Chief Financial Officer

No other person is required to sign this post-effective amendment on behalf of the registrant in reliance upon Section 478 of the Securities Act of 1933.

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